Exhibit 99.1

Trupanion Reports First Quarter 2025 Results
SEATTLE, WA. May 1, 2025 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the first quarter ended March 31, 2025.

“Q1 was a strong start to the year, with performance ahead of plan across key metrics,” said Margi Tooth, Chief Executive Officer and President of Trupanion. “We saw early momentum in both retention and pet acquisition, and with expanded margins in our subscription business, we're well-positioned to continue to invest in growth.”

First Quarter 2025 Financial and Business Highlights
•Total revenue was $342.0 million, an increase of 12% compared to the first quarter of 2024.
•Total enrolled pets (including pets from our other business segment) was 1,667,637 at March 31, 2025, a decrease of 2% over March 31, 2024.
•Subscription business revenue was $233.1 million, an increase of 16% compared to the first quarter of 2024.
•Subscription enrolled pets was 1,052,845 at March 31, 2025, an increase of 5% over March 31, 2024.
•Net loss was $(1.5) million, or $(0.03) per basic and diluted share, compared to a net loss of $(6.9) million, or $(0.16) per basic and diluted share, in the first quarter of 2024.
•Adjusted EBITDA was $12.2 million, compared to adjusted EBITDA of $4.8 million in the first quarter of 2024.
•Operating cash flow was $16.0 million and free cash flow was $14.0 million in the first quarter of 2025. This compared to operating cash flow of $2.4 million and free cash flow of $(0.6) million in the first quarter of 2024.
•At March 31, 2025, the Company held $321.8 million in cash and short-term investments, including $48.8 million held outside the insurance entities, with an additional $15.0 million available under its credit facility.

Conference Call
Trupanion’s management will host a conference call today to review its first quarter 2025 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of

Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-866-250-8117 (United States) or 1-412-317-6011 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10197710.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, and certain countries in Continental Europe with over 1,000,000 pets currently enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet parents with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Accelerant Insurance Company of Canada. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. Policies are sold and administered in Canada by Canada Pet Health Insurance Services, Inc. dba Trupanion 309-1277 Lynn Valley Road, North Vancouver, BC V7J 0A2 and in the United States by Trupanion Managers USA, Inc. (CA license No. 0G22803, NPN 9588590). Canada Pet Health Insurance Services, Inc. is a registered damage insurance agency and claims adjuster in Quebec #603927. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including to remediate material weaknesses in internal controls over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion's Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended March 31,
	2025	2024
	(unaudited)
Revenue:
Subscription business	$233,064	$201,134
Other business	108,911	104,987
Total revenue	341,975	306,121
Cost of revenue:
Subscription business	189,845	172,132
Other business	101,027	97,762
Total cost of revenue(1),(2)	290,872	269,894
Operating expenses:
Technology and development(1)	8,072	6,960
General and administrative(1)	19,892	14,673
New pet acquisition expense(1)	20,516	16,843
Depreciation and amortization	3,791	3,785
Total operating expenses	52,271	42,261
Loss from investment in joint venture	(305)	(103)
Operating loss	(1,473)	(6,137)
Interest expense	3,211	3,596
Other (income), net	(3,240)	(2,843)
Loss before income taxes	(1,444)	(6,890)
Income tax (benefit) expense	39	(38)
Net loss	$(1,483)	$(6,852)

Net loss per share:
Basic and diluted	$(0.03)	$(0.16)
Weighted average shares of common stock outstanding:
Basic and diluted	42,775,955	41,917,094

(1)Includes stock-based compensation expense as follows:	Three Months Ended March 31,

	2025	2024
Cost of revenue	$1,259	$1,390
Technology and development	1,151	1,254
General and administrative	4,528	3,449
New pet acquisition expense	2,892	2,059
Total stock-based compensation expense	$9,830	$8,152

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended March 31,
	2025	2024
Veterinary invoice expense	$247,450	$233,569
Other cost of revenue	43,422	36,325
Total cost of revenue	$290,872	$269,894

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$166,308	$160,295
Short-term investments	155,508	147,089
Accounts and other receivables, net of allowance for credit losses of $1,046 at March 31, 2025 and $1,117 at December 31, 2024	290,104	274,031
Prepaid expenses and other assets	16,417	15,912
Total current assets	628,337	597,327
Restricted cash	39,702	39,235
Long-term investments	376	373
Property, equipment and internal-use software, net	101,938	102,191
Intangible assets, net	12,130	13,177
Other long-term assets	16,356	17,579
Goodwill	38,323	36,971
Total assets	$837,162	$806,853
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,681	$11,532
Accrued liabilities and other current liabilities	36,907	33,469
Reserve for veterinary invoices	54,042	51,635
Deferred revenue	267,357	251,640
Long-term debt - current portion	1,350	1,350
Total current liabilities	369,337	349,626
Long-term debt	127,526	127,537
Deferred tax liabilities	1,884	1,946
Other liabilities	4,742	4,476
Total liabilities	503,489	483,585
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 43,804,141 and 42,775,955 issued and outstanding at March 31, 2025; 43,516,631 and 42,488,445 shares issued and outstanding at December 31, 2024	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	578,293	568,302
Accumulated other comprehensive loss	(715)	(2,612)
Accumulated deficit	(227,371)	(225,888)
Treasury stock, at cost: 1,028,186 shares at March 31, 2025 and December 31, 2024	(16,534)	(16,534)
Total stockholders’ equity	333,673	323,268
Total liabilities and stockholders’ equity	$837,162	$806,853

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended March 31,
	2025	2024
	(unaudited)
Operating activities
Net loss	$(1,483)	$(6,852)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	3,791	3,785
Stock-based compensation expense	9,830	8,152
Other, net	349	(202)
Changes in operating assets and liabilities:
Accounts and other receivables	(15,965)	(10,718)
Prepaid expenses and other assets	(204)	287
Accounts payable, accrued liabilities, and other liabilities	1,527	(5,131)
Reserve for veterinary invoices	2,407	(885)
Deferred revenue	15,712	13,998
Net cash provided by operating activities	15,964	2,434
Investing activities
Purchases of investment securities	(40,875)	(19,193)
Maturities and sales of investment securities	33,242	19,005
Purchases of property, equipment, and internal-use software	(1,928)	(3,065)
Other	588	516
Net cash used in investing activities	(8,973)	(2,737)
Financing activities
Repayment of debt financing	(338)	(338)
Proceeds from exercise of stock options	1,024	372
Shares withheld to satisfy tax withholding	(915)	(245)
Other	(230)	(75)
Net cash used in financing activities	(459)	(286)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(52)	(313)
Net change in cash, cash equivalents, and restricted cash	6,480	(902)
Cash, cash equivalents, and restricted cash at beginning of period	199,530	170,464
Cash, cash equivalents, and restricted cash at end of period	$206,010	$169,562

The following tables set forth our key operating metrics.

	Three Months Ended March 31,
	2025	2024
Total Business:
Total pets enrolled (at period end)	1,667,637	1,708,017
Subscription Business:
Total subscription pets enrolled (at period end)	1,052,845	1,006,168
Monthly average revenue per pet	$77.53	$69.79
Average pet acquisition cost (PAC)	$267	$207
Average monthly retention	98.28%	98.41%

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Total Business:
Total pets enrolled (at period end)	1,667,637	1,677,570	1,688,903	1,699,643	1,708,017	1,714,473	1,712,177	1,679,659
Subscription Business:
Total subscription pets enrolled (at period end)	1,052,845	1,041,212	1,032,042	1,020,934	1,006,168	991,426	969,322	943,958
Monthly average revenue per pet	$77.53	$76.02	$74.27	$71.72	$69.79	$67.07	$65.82	$64.41
Average pet acquisition cost (PAC)	$267	$261	$243	$231	$207	$217	$212	$236
Average monthly retention	98.28%	98.25%	98.29%	98.34%	98.41%	98.49%	98.55%	98.61%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$15,964	$2,434
Purchases of property, equipment, and internal-use software	(1,928)	(3,065)
Free cash flow	$14,036	$(631)

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended March 31,
	2024	2023
Veterinary invoice expense	$247,450	$233,569
Less:
Stock-based compensation expense(1)	(763)	(862)
Other business cost of paying veterinary invoices(3)	(79,269)	(81,213)
Subscription cost of paying veterinary invoices (non-GAAP)	$167,418	$151,494
% of subscription revenue	71.8%	75.3%

Other cost of revenue	$43,422	$36,325
Less:
Stock-based compensation expense(1)	(482)	(420)
Other business variable expenses(3)	(21,736)	(16,498)
Subscription variable expenses (non-GAAP)	$21,204	$19,407
% of subscription revenue	9.1%	9.6%

Technology and development expense	$8,072	$6,960
General and administrative expense	19,892	14,673
Less:
Stock-based compensation expense(1)	(5,396)	(4,258)
Development expenses(2)	(1,406)	(1,178)
Fixed expenses (non-GAAP)	$21,162	$16,197
% of total revenue	6.2%	5.3%

New pet acquisition expense	$20,516	$16,843
Less:
Stock-based compensation expense(1)	(2,873)	(1,857)
Other business pet acquisition expense(3)	(3)	(13)
Subscription acquisition cost (non-GAAP)	$17,640	$14,973
% of subscription revenue	7.6%	7.4%

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.3 million for the three months ended March 31, 2025.

(2) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.
(3) Excluding the portion of stock-based compensation expense attributable to the other business segment.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended March 31,
	2025	2024
Operating Loss	$(1,473)	$(6,138)
Non-GAAP expense adjustments
Acquisition cost	17,643	14,985
Stock-based compensation expense(1)	9,514	7,397
Development expenses(2)	1,406	1,179
Depreciation and amortization	3,791	3,785
Gain (loss) from investment in joint venture	(305)	(103)
Total adjusted operating income (non-GAAP)	$31,186	$21,312

Subscription Business:
Subscription operating income (loss)	$1,065	$(4,525)
Non-GAAP expense adjustments
Acquisition cost	17,640	14,973
Stock-based compensation expense(1)	7,772	5,882
Development expenses(2)	958	774
Depreciation and amortization	2,584	2,487
Subscription adjusted operating income (non-GAAP)	$30,019	$19,591

Other Business:
Other business operating loss	$(2,233)	$(1,510)
Non-GAAP expense adjustments
Acquisition cost	3	12
Stock-based compensation expense(1)	1,742	1,516
Development expenses(2)	448	404
Depreciation and amortization	1,207	1,298
Other business adjusted operating income (non-GAAP)	$1,167	$1,720

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.3 million for the three months ended March 31, 2025.

(2) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended March 31,

	2025	2024
Subscription revenue	$233,064	$201,134
Subscription cost of paying veterinary invoices	167,418	151,493
Subscription variable expenses	21,204	19,407
Subscription fixed expenses*	14,423	10,642
Subscription adjusted operating income (non-GAAP)	$30,019	$19,591
Other business revenue	108,911	104,987
Other business cost of paying veterinary invoices	79,269	81,213
Other business variable expenses	21,736	16,498
Other business fixed expenses*	6,739	5,555
Other business adjusted operating income (non-GAAP)	$1,167	$1,721
Revenue	341,975	306,121
Cost of paying veterinary invoices	246,687	232,707
Variable expenses	42,940	35,905
Fixed expenses*	21,162	16,197
Total business adjusted operating income (non-GAAP)	$31,186	$21,312

As a percentage of revenue:	Three Months Ended March 31,
	2024	2023
Subscription revenue	100.0%	100.0%
Subscription cost of paying veterinary invoices	71.8%	75.3%
Subscription variable expenses	9.1%	9.6%
Subscription fixed expenses*	6.2%	5.3%
Subscription adjusted operating income (non-GAAP)	12.9%	9.7%

Other business revenue	100.0%	100.0%
Other business cost of paying veterinary invoices	72.8%	77.4%
Other business variable expenses	20.0%	15.7%
Other business fixed expenses*	6.2%	5.3%
Other business adjusted operating income (non-GAAP)	1.1%	1.6%

Revenue	100.0%	100.0%
Cost of paying veterinary invoices	72.1%	76.0%
Variable expenses	12.6%	11.7%
Fixed expenses*	6.2%	5.3%
Total business adjusted operating income (non-GAAP)	9.1%	7.0%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three Months Ended March 31,
	2025	2024
Net loss	$(1,483)	$(6,852)
Excluding:
Stock-based compensation expense	9,514	7,398
Depreciation and amortization expense	3,791	3,785
Interest income	(2,835)	(3,045)
Interest expense	3,211	3,596
Income tax expense (benefit)	39	(38)
Adjusted EBITDA	$12,237	$4,844

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Net (loss) income	$(1,483)	$1,656	$1,425	$(5,862)	$(6,852)	$(2,163)	$(4,036)	$(13,714)
Excluding:
Stock-based compensation expense	9,514	8,036	8,127	8,381	7,398	6,636	6,585	6,503
Depreciation and amortization expense	3,791	3,924	4,381	4,376	3,785	3,029	2,990	3,253
Interest income	(2,835)	(2,999)	(3,232)	(3,135)	(3,045)	(2,842)	(2,389)	(2,051)
Interest expense	3,211	3,427	3,820	3,655	3,596	3,697	3,053	2,940
Income tax expense (benefit)	39	38	39	(44)	(38)	130	(43)	(238)
Goodwill impairment charges	—	5,299	—	—	—	—	—	—
Non-recurring transaction or restructuring expenses	—	—	—	—	—	—	8	65
(Gain) loss from equity method investment	—	—	(33)	—	—	—	(110)	—
Adjusted EBITDA	$12,237	$19,381	$14,527	$7,371	$4,844	$8,487	$6,058	$(3,242)

Contacts:

Investors:
Laura Bainbridge, Senior Vice President, Corporate Communications
Gil Melchior, Director, Investor Relations
Investor.Relations@trupanion.com